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                                                                 EXHIBIT 10.3

                             NATIONWIDE MESSAGING
                              RESELLER AGREEMENT


            THIS AGREEMENT ("Agreement") is made this 19th day of December 1994, by and between MobileComm Nationwide Operations, Inc. (herein referred to as "MobileComm"), located at 1800 East County Line Road, Suite 300, Ridgeland, Mississippi 39157, and Mercury Cellular Telephone Company (herein referred to as "Reseller"), located at One Lakeshore Drive, CM Tower, Suite 1495, P.O. Drawer 3104, Lake Charles, LA 70602-3104.

            WHEREAS, MobileComm provides Nationwide Messaging Services (defined below), using frequency 931.8875 MHz pursuant to licensing by the FCC (defined below); and

            WHEREAS, Reseller desires to purchase MobileComm's Nationwide Messaging Services in bulk quantities for resale to the public and desires to assume certain responsibilities relating to the provision of Nationwide Messaging Services.

            NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, MobileComm and Reseller hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

            The following terms when used herein shall have the following meanings:

     (a) "Automated Access System" means the use of a reseller operated data terminal for the purpose of activating, swapping equipment, or disconnecting Subscribers on the Service.

     (b) "Facilities" shall mean the telecommunications switching, transmitting and other related equipment maintained by MobileComm to provide MobileComm's Nationwide Messaging Services on frequency
            931.8875 MHZ or such other frequencies as the parties may agree from time to time.

     (c)    "FCC" shall mean the Federal Communications Commission.

     (d) "Nationwide Messaging Services" or "Services" shall mean the paging service provided by MobileComm to Reseller on a nationwide or regional basis on frequency 931.8875 MHz, including voice storage and/or retrieval in conjunction with such Nationwide Messaging Service if applicable unless otherwise provided herein.

     (e) "PIN" shall mean Personal Identification Number, which number will identify each paging receiver and permit access to the Nationwide Messaging Services.

     (f) "Subscriber" shall mean any party to whom Reseller sells Nationwide Messaging Services.

                                  ARTICLE II
                         COOPERATIVE DISTRIBUTORSHIP

            MobileComm and Reseller agree that at all times during the term of this Agreement, each shall endeavor to maintain prompt, courteous and efficient dealings with each other and to the public, and will be governed in all dealings with the public by the highest standards of honesty, integrity and fair dealings, and will do nothing which




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discredits, reflects adversely upon or in any manner injures the reputation or goodwill of the other.

                                      ARTICLE III
                                   TERM OF AGREEMENT

         The term of this Agreement shall be for a period of two (2) years from 12/19, 1994, the date of execution by MobileComm ("Initial Term"), unless otherwise terminated pursuant to Article XII hereof. This Agreement shall automatically renew for two additional one year terms unless notice of non-renewal is received by either party at least ninety (90) days prior to the expiration date of this Agreement or any renewals thereof.

         Reseller expressly agrees that this Agreement shall be of no effect until executed by an officer of MobileComm.

                                      ARTICLE IV
                               PRICES:  TERMS OF PAYMENT

(a) Reseller shall pay to MobileComm the charges set forth in Exhibit 1 for the Services. Reseller's obligation to pay Mobilecomm is not in any way contingent upon Reseller's collection from Subscribers.

(b) MobileComm's charges for Services to Reseller may be modified from time to time upon sixty (60) days' advance written notice; provided, however, that MobileComm may not increase the prices on Exhibit 1 during the first six (6) months of the Initial Term except as provided in Article IV(f) hereof. In the event MobileComm increases prices pursuant to this Article IV(b) in excess of 20% of the prices set forth in Exhibit 1 within any two (2) year period, Reseller may terminate this Agreement upoon thirty (30) days' written notice to MobileComm; provided, however, Reseller's right to terminate shall not apply (i) if MobileComm reduces such increase to 20% or less or (ii) if MobileComm increases the prices pursuant to Article IV(f) hereof.

(c) In addition to the charges set forth in Article IV(a) or IV(b) above, Reseller shall be required to pay any surcharge, duty, levy, tax or withholding, including, but not limited to, sales, property, ad valorem, license and use taxes, or any tax in lieu thereof or in addition thereto, imposed by any local, state or federal government or governmental agency with respect to the Nationwide Messaging Services, or with respect to this Agreement itself, excepting any taxes on the income of MobileComm.

(d) Charges under Article IV(a) and IV(b) above shall commence with respect to each PIN assigned to Reseller (which shall be assigned by MobileComm in accordance with MobileComm's policies) at the time the PIN is activated. Such charges shall continue until the date such PIN is canceled or otherwise disconnected. The charges relating to Services and PINs that are activated during fractional parts of months will be pro-rated calculated on the basis of the monthly billing amount times twelve (12) divided by 365, times the number of days Reseller receives the Services during the month, including the day of sale or termination, as the case may be. MobileComm reserves the right to modify this Article IV(d), in its sole discretion upon sixty (60) days' written notice to Reseller.

(e) Services hereunder shall be billed to Reseller monthly. Billing for in-service PIN charges and taxes shall be in advance; billing for usage, overcalls, connect fees, and late-payment charges, pro-rata billing for additional PINs activated and pro-rata credits for terminated PINs shall be billed one month in arrears. Reseller agrees to pay all charges attributable to such Services in United States Dollars on or before the twentieth (20th) calendar day following the invoice date. Any amount which is not paid in full by the due date shall be subject to a late payment charge equal to the maximum rate permitted by applicable law form the due date until paid, up to 1.5 percent per month. Any amounts required to be paid hereunder will be






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         deemed paid when received, subject to collection, at the location designated by MobileComm from time to time. In the event of a good faith dispute by Reseller as to any amount charged by MobileComm, Reseller shall notify MobileComm in writing of the dispute no later than the sixtieth (60th) day following the date of the invoice in which the disputed amount is billed to Reseller. In no event, however, shall Reseller withhold or delay payment. In the event payment is withheld or delayed, MobileComm may, in addition to all other rights which it has at law or under this Agreement, suspend all administrative activities provided to Reseller, including but not limited to the provision of new PINs, disconnects, swaps, etc.
         Nothing contained in this Article (e) shall be construed as in any way limiting the rights of MobileComm under Article XII hereof to declare Reseller in default and to terminate this Agreement for nonpayment. Billing disputes not documented to MobileComm within sixty (60) days of MobileComm's invoice date shall be forever waived by Reseller.

(f) MobileComm may, without prior notice to Reseller, increase its charges to Reseller at any time to the extent MobileComm's costs are increased by any order of any federal, state or local authority. In the event MobileComm receives advance notice of any such cost increases, such notice will be given promptly to Reseller.


                                       ARTICLE V
                                RESELLER'S OBLIGATIONS

(a) Services provided under this Agreement shall be in accordance with all applicable rules and regulations of the FCC and the appropriate state regulatory commissions (if applicable).

(b) Reseller is solely responsible for determination of prices charged to Subscribers for the Services.

(c) Reseller is responsible for ensuring that any equipment utilized by Subscribers in connection with the Services and each Subscriber's use thereof shall at all times meet industry standards for compatibility, FCC and other applicable regulatory authorities' requirements, and the reasonable technical requirements and standards set forth by MobileComm from time to time.

(d) Subject to Article V(e) Reseller shall permit only 1200 Baud POCSAG paging receivers to be activated on the Facilities unless otherwise notified in writing by MobileComm and will act immediately to replace any equipment found to be non-conforming to this requirement. Reseller will maintain an adequate supply of such paging receivers to satisfy Subscriber demand for sales and replacement of equipment.

(e) Reseller shall be soley responsible for all risks and expenses incurred in connection with its actions in the sale or use of the Services or for any other acts required of Reseller pursuant to this Agreement. Reseller shall act in all respects on its own account and shall be solely responsible for any credit verification, deposits, billing, collection, bad debt, consolidation, Subscriber billing complaints, sales taxes and similar taxes on the equipment and Services provided by or through Reseller. Reseller shall use its best efforts to prevent fraudulent or illegal use by any Subscriber of any PINs assigned to Reseller and shall act immediately to stop fraudulent or illegal use by any Subscriber of Reseller as soon as such use is discovered or made known to Reseller. Reseller shall immediately report to MobileComm any material complaints received from Subscribers relating to Services provided hereunder.

(f) Reseller shall not make any warranties, express or implied, with regard to the Services and specifically agrees it shall make no such warranties to any Subscriber.




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(g)       In the event that Reseller and MobileComm enter into a written agreement pursuant to which Reseller's authorized agents, subagents or other resellers are authorized by MobileComm to resell the Services, Reseller agrees that:

          (i) Each such agent, subagent, or reseller shall market MobileComm products and Services in only the market area(s) where Reseller maintains its bona fide sales and administrative office(s); and

          (ii) Such agents, subagents or other resellers shall be required to comply with all of the terms and conditions of this Agreement; and

          (iii) Reseller shall remain primarily liable for compliance with all terms and conditions of this Agreement, including all payments due to MobileComm for Subscriber PINs and system usage of such agents, subagents or other resellers.

(h) Reseller will provide all sales and support activities and pager equipment to Subscribers at Reseller's expense.

(i) Reseller shall submit to MobileComm documentation regarding each Subscriber activation, change of equipment, or disconnect associated with Reseller's account, by facsimile on a form similar to Exhibit 2 attached hereto within three (3) business days of initiation of any of the foregoing events provided, however, if the agent utilizes the Automated Access System consistent with MobileComm requirements, such documentation shall not be required.

                                  ARTICLE VI
                          ADVERTISING AND PROMOTION


          Subject to this paragraph, Reseller shall not use the name MobileComm or otherwise refer to MobileComm or the Nationwide Messaging Services using the name "MobileComm" in any advertising or marketing material. To assure such compliance, Reseller shall submit all advertising or marketing material to MobileComm and shall not use such materials without MobileComm's prior written approval. MobileComm reserves the right to prohibit the use of such material in its sole discretion. MobileComm may withdraw its approval of the use of any such materials at any time upon fifteen (15) days' notice.


                                  ARTICLE VII
                           TRADE NAME AND TRADEMARK


(a) Reseller and MobileComm each recognize the right, title and interest of MobileComm or its affiliated and associated companies to all service marks, logos, trademarks and trade names used on or in connection with the MobileComm's business activities and agrees not to engage in any activities or commit any acts, directly or indirectly, which may contest, dispute or otherwise impair such right, title and interest. Reseller hereby agrees that all its uses of such service marks, logos, trademarks and trade names shall only be according to standards furnished by MobileComm and shall be in such manner as to inure at all times to the benefit of MobileComm. Use of MobileComm's and/or any affiliate of MobileComm's service marks, logos, trademarks, and trade names in connection with the sale of Nationwide Messaging Services is expressly prohibited.

(b) This Article shall survive termination of this Agreement, and, in the event of termination, no service marks, logos, trademarks or trade names of Reseller shall be registered or used which are the same as, or confusingly similar to, service marks, logos, trademarks and trade names of MobileComm. Use or





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         ownership of any trade name or style containing any mark or trade name confusingly similar to that of MobileComm shall be surrendered or abandoned.

                                  ARTICLE VIII
                              BILLING ADJUSTMENTS

(a) MobileComm may suspend or reduce, in whole or in part, the provision of the Services or any of its obligations hereunder, for the time and to the extent such suspension or reduction is occasioned by an event or an act of God, war, fire or other casualty, acts of any governmental body or similar causes or conditions beyond MobileComm's reasonable control and such event is not due to the negligence or willful act of MobileComm (any such act is hereinafter referred to as an "Event"). Any Nationwide Messaging Services not provided by reason of the Article VIII shall as soon as possible be returned by MobileComm upon the termination, cessation or elimination of the Event. MobileComm agrees to use its best efforts to restore, to the extent possible, the Nationwide Messaging Services reduced or suspended as a result of the Event.

(b) If an Event has occurred, MobileComm will pro rate the monthly charges involved for the Services and Facilities rendered useless and inoperative by reason of the Event during the time the interruption continues in excess of twelve (12) hours from the time it is reported to MobileComm. No adjustment shall be made for accumulated periods of noncontinuous interruption of fewer than twelve (12) hours.

(c) The pro rata adjustment shall be a fraction of the charges specified in Exhibit 1. The numerator of such fraction shall be the total number of continuous hours of the interruption to the Service in excess of 12 hours from the time the interruption is reported to MobileComm (a period of time less than 30 minutes shall be disregarded and a period in excess of 30 minutes shall be considered an additional hour) and the denominator of such fraction shall be 720 hours.

                                   ARTICLE IX
                              RESTRICTIONS ON USE

(a) Reseller shall not misuse the Services. For purposes of this Article, misuse of Services includes, but is not limited to, obtaining or attempting to obtain Services by rearranging, tampering or making unpermitted connection with any Facilities of MobileComm, or the use of a PIN for more than one pager unless such PIN is used for a pre-established group call and Reseller is appropriately billed for the group call format.

(b) Any attempt to misuse Services by Reseller shall be deemed a material breach of this Agreement, and failure of Reseller to remedy such breach within fifteen (15) days of receipt of notice of same shall be deemed a material breach of this Agreement.

                                   ARTICLE X
           PROPRIETARY INFORMATION: CONFIDENTIALITY; NON-SOLICITATION

(a) Each party acknowledges that, during the term of this Agreement, it will be provided with confidential information relating to the business policies and procedures and products of the other party.
         Each party agrees that it will not use such confidential information for any purpose except the performance of this Agreement, and that it will not disclose any such confidential information to any third party unless such disclosure is authorized in advance by the other party in writing or is required by Order of the Court or regulatory agency of competent jurisdiction with notice of same being given to the other party. Each party agrees that the terms and conditions of this Agreement are confidential and restricted by this Article X(a)


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         as to their disclosure to any third party.

(b) The parties agree that the sales force of Reseller may sell nationwide messaging services other than those offered by MobileComm; provided that Reseller complies with the following conditions:

         (i) Reseller agrees that, during the term of this Agreement, it will not directly or indirectly be involved in actions to induce or solicit any Subscriber to transfer from the Nationwide Messaging Service to the paging service of any other company, including but not limited to, transmitting or causing to be transmitted any page, solicitation or information, (whether electronic, oral, written, or otherwise) regarding the paging offering of any other person, company, or entity which are in any way devised to or reveal to any such company, entity or person the name, address, telephone number and/or PINs of any Subscribers utilizing the Facilities.

         (ii) Reseller determines to transfer Subscribers hereto to a paging system of some entity or person other than MobileComm, or Reseller's own system without first being contacted by Subscriber expressing a desire to subscribe to another Nationwide Paging System. MobileComm shall have a Right of First Refusal as provided in Article XIII(f) to purchase the Subscriber accounts under this Agreement; provided, however, this subparagraph (b)iii shall not prohibit Reseller's right to sell or transfer such Subscriber accounts if MobileComm has not exercised such Right of First Refusal within the time provided by this Agreement and such transfer is consistent with this Agreement.

(c) Reseller's noncompliance with such conditions shall be considered to be a material breach of this Agreement.

(d) Each party agrees not to knowingly solicit or employ the employees of the other party without the written consent of the other party to the extent consistent with applicable state and federal law.


                                   ARTICLE XI
                      WARRANTY AND LIMITATION OF LIABILITY

(a) MOBILECOMM MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING ITS FACILITIES OR SERVICES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. IT IS INTENDED BY THE PARTIES THAT THIS SECTION SHALL APPLY TO RESELLER OR ANY OF RESELLER'S SUBSCRIBERS AND SHALL BE CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF GEORGIA.

(b) In recognition that Service interruptions in the telecommunications industry are frequently due to circumstances beyond a carrier's control and difficult to assess as to cause or resulting damages, and in recognition that the Reseller is better positioned to insure against any such damage, the parties agree that the liability of MobileComm for damages arising out of mistakes, omissions, interruptions, delays, errors or defects in transmission shall not exceed the actual resulting loss and shall in no event exceed an amount equivalent to the proportionate charge to the Reseller for the period of the Service disruption or the amount of $500, whichever is lesser.




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(c)      MobileComm shall not be liable for any act or omission of Reseller or any other entity furnishing equipment, software or services to Reseller or to Subscribers, nor shall MobileComm be liable for any damages or losses due to the fault or negligence of the Reseller or Subscriber or for the failure of said equipment, software or services.

(d) All equipment and Services provided by Reseller to Subscribers must be compatible with the Facilities. MobileComm shall provide at least one hundred twenty (120) days' written notice of any system change which is anticipated to affect such compatibility. In no event shall MobileComm be liable for any incompatibility resulting from such change.

                                          ARTICLE XII
                                          TERMINATION

(a) This Agreement and the Services provided hereunder may be terminated as follows:

         (i)      by the mutual written consent of Reseller and MobileComm:

         (ii) by either Reseller, on the one hand, or MobileComm, on the other hand, in writing, without liability to the terminating party on account of such termination (provided that the terminating party is not otherwise in default or in breach of this Agreement), if the other party shall (a) fail to perform in any material respect its agreements contained herein, or
                  (b) materially breach any of its obligations hereunder, or
                  (c) if an Event or Default has occurred and has not been cured in accordance with the applicable cure period.

(b) Termination, regardless of cause or nature, shall be without prejudice to any other rights or remedies of the parties and shall be without liability for any loss or damage occasioned thereby. Termination of this Agreement for any cause shall not release either party from any liability which, at the time of termination, has already accrued to the other party, or which may acrue in respect of any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination. MobileComm and Reseller agree to cooperate to enable all Subscribers to continue Services with minimal disruption after termination; provided, that MobileComm shall be under no obligation to ensure that any Subscriber is so able to continue to utilize its Services or to arrange for any transfer of equipment owned or leased by Reseller.

(c) This Agreement shall terminate automatically and without liability or further obligation on the part of either party if MobileComm's Nationwide Messaging licenses or other authority to operate the Nationwide Messaging System are revoked, suspended or not renewed; provided, however, that if such revocation, suspension or nonrenewal does not apply to all of the Facilities, this Agreement shall terminate only as to those Facilities for which licensing or other authority does not exist.

                                 ARTICLE XIII
           DEFAULT; TRANSFER OF SUBSCRIBERS; PURCHASE OF EQUIPMENT

(a)      The following shall be deemed to be an Event of Default:


         (i) Failure by either party to observe or timely perform in any material respect any of the covenants of this Agreement and the failure to cure, as applicable, pursuant to this Agreement; or

         (ii) Breach of a representation or warranty made by either party in this Agreement or any other




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written agreement, statement, certificate or document executed pursuant to this
Agreement which materially adversely affects the other party; or

         (iii) Insolvency by either party or assignment for the benefit of creditors, or application for, consent to, or sufferance of the appointment of a trustee, receiver or similar officer for a significant portion of their respective property or assets, or commencement of any proceeding by or against either party seeking reorganization, rehabilitation, liquidation or other relief under the bankruptcy, insolvency or similar debtor-relief statutes under the laws of the United States or any state thereof, as now existing or hereafter amended.

         Upon the occurrence of an Event of Default by Reseller, or MobileComm, as the case may be, the non-defaulting party shall notify the other in writing of the Event of Default ("Default Notice"). After receipt of the Default Notice and the Event of Default is not cured as provided herein, this Agreement may be terminated by MobileComm or Reseller, as the case may be; provided, however, that where an Event of Default (other than with respect to non-payment by Reseller for which the cure period does not apply) cannot be cured within fifteen (15) calendar days despite the exercise of due diligence, the period for such cure shall be extended, but in no event, shall the period allowed for cure exceed forty-five (45) calendar days. Only upon the occurrence of an Event of Default by Reseller, MobileComm shall also have the right to contact Reseller's Subscribers directly in order to notify them of the imminent termination of Service and of their options with respect to Nationwide Messaging Services and Reseller shall cooperate fully with MobileComm to effect this notification.

         (i) Upon termination of this Agreement by Reseller, Reseller shall only have the obligation to make payment to MobileComm in accordance with Article IV hereof for Services rendered by MobileComm to the Reseller through the date of termination.

         (ii) Upon the termination of this Agreement by MobileComm only after the occurrence of an Event of Default by Reseller, MobileComm may either terminate its Services or, after review of Reseller's account record as provided for below, proceed to acquire Reseller's Subscriber accounts and associated leased pagers. SHOULD MOBILECOMM TERMINATE ITS SERVICES, IN NO EVENT SHALL MOBILECOMM BE LIABLE, EITHER IN TORT, EQUITY, CONTRACT OR OTHERWISE, FOR (i) LOSS OF USE, REVENUE OR PROFITS; (ii) COSTS OF CAPITAL OR OF SUBSTITUTE USE OF PERFORMANCE; (iii) DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES; OR (iv) ANY OTHER LOSS OR CLAIM FOR ANY SIMILAR TYPE OF DAMAGES TO RESELLER'S SUBSCRIBERS OR TO ANY OTHER THIRD PARTIES.

(c) In the event MobileComm determines to acquire Reseller's Subscribers in accordance with Article XIII(b)(ii) above, MobileComm shall acquire the Subscribers as follows:

         (i) The purchase price for Reseller provided pagers leased to Subscribers whose accounts are purchased by MobileComm pursuant to Articles (ii) and (iii) below shall be an amount equal to the net book value of the pagers as of the last day of the calendar month preceding termination of the Agreement, applying depreciation to zero dollars on a straight-line basis over forty-eight (48) months;

         (ii) The purchase price for each active PIN in service associated with an account which is current (i.e., having no past-due balance on the closing date) exclusive of paging equipment shall be $100.00. For active PINS in service associated with an account which has only a balance which is no more than thirty (30) days past due, the purchase price shall be $75.00. No payment shall be made for any account which is more than thirty (30) days past due. Payment under this




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
                   subparagraph (d) and subparagraph (d)(i) above shall be fifty (50%) in cash on the closing date, with the balance payable thirty (30) days from the closing date. In no event shall the purchase price relate to more than one active PIN per pager in service. There shall be no additional payment for group calls or other multiple PIN arrangements.

         (iii) Reseller and MobileComm shall act to conclude the purchase as soon as practicable, MobileComm will be provided, within five (5) days of termination of this Agreement, necessary access to Reseller's Subscriber and leased paging equipment records, including accounts receivable and aged balances, in order to evaluate the value and status of the accounts and equipment. During the period in which MobileComm considers whether to purchase the accounts and equipment and during the transfer period, the parties will continue to provide Service to the Subscribers in due course and will do nothing to adversely affect Reseller's Subscriber account base.

(d) In the event a petition for relief in bankruptcy is filed by or against Reseller, Reseller shall pay MobileComm all post-petition charges according to the terms of this Agreement. If at any time prior to assumption of this Agreement by Reseller pursuant to Section 365 or other applicable provisions of the Bankruptcy Code, Reseller defaults in making any payment when due for post-petition charges, MobileComm may give notice to Reseller to cure such defaults and to provide assurance of due performance of Reseller's obligations under the terms of this Agreement. Such adequate assurance of due performance shall be the payment by Reseller of a deposit with MobileComm equal to two months' average charges under this Agreement based on the charges to Reseller in the preceding six (6) month period. Reseller and MobileComm agree that upon the expiration of fifteen (15) days from the receipt of the notice, if Reseller has not cured such defaults and provided adequate assurance of performance, MobileComm may suspend and discontinue all administrative activity otherwise provided to reseller under this Agreement until such time as the defaults are cured and adequate assurance of performance is furnished by Reseller. Reseller and MobileComm further agree that if Reseller defaults in paying any post-petition charge when due and if the default is not cured within fifteen (15) days from the receipt of the notice, MobileComm's rights under this Agreement will be adequately protected only by Reseller's curing such defaults and providing adequate assurance of due performance as more fully set forth above. Finally, following assumption of the Agreement by Reseller, MobileComm shall have all rights and remedies in the Event of Default as provided by subparagraph (b) above.

(e) To ensure an orderly continuation of Service to the Subscribers, in the event Reseller desires at any time during the term of this Agreement to sell or transfer the Subscriber accounts subscribed hereunder and/or control of Reseller or said accounts MobileComm shall have a right of first refusal to meet any bona fide written offer to purchase those assets, accounts, and accompanying leased pagers, solely related to Nationwide Messaging Services being provided under this agreement, free and clear of encumbrances ("Right of First Refusal") and to enter into a transfer arrangement materially similar to that proposed in the written offer. Within fifteen (15) days of Reseller's receipt of any bona fide written offer dealing with the sale or transfer of accounts and/or control of Reseller or said accounts, Reseller shall provide MobileComm with a true copy of such offer. MobileComm shall be provided timely access to all pertinent Subscriber and leased equipment records, including accounts receivable and aged balances, and other documents and materials which it requests in order to evaluate its option. Within thirty (30) days of MobileComm's receipt of the aforesaid documents and materials, MobileComm shall notify Reseller of its desire to exercise its Right of First Refusal and the parties will endeavor to conclude the purchase or transfer as soon as practicable. During the closing period, the parties will use their best efforts to avoid any interruption of Service to Subscribers or any action which adversely affects Reseller's Subscriber account base.

(f) In the event Reseller does not obtain a bona fide third party offer per to purchase Subscriber accounts, and this notice of non-renewal by Reseller is given in accordance with Article III, MobileComm shall, within thirty (30) days of notification of such non-renewal, or within ninety (90) days of expiration of the Agreement, notify Reseller of its intention to purchase the Subscriber accounts and leased equipment based on the following formula:

         (i) The purchase price for Reseller provided pagers leased to Subscribers whose accounts are purchased by MobileComm pursuant to Articles (ii) and (iii) immediately below shall be an amount equal to the net book value of the pagers as of the last day of the calendar month preceding the closing date, applying depreciation to zero dollars on a straight-line basis over forty-eight (48);

         (ii) The purchase price for each active PIN in service associated with an account which is current (i.e., having no past-due balance greater than 30 days on the closing date), and for which no disconnect notice has been either transmitted or received by Reseller, shall be an amount equal to six (6) times Reseller's monthly billing to such Subscribers, for airtime Service charges only, for the month immediately preceding the closing date. For each active PIN in service for an account which has a balance which is no more than sixty (60) days past due, the purchase price shall be an amount equal to four (4) times Reseller's monthly billing to such Subscribers, for airtime Service charges only, for the month immediately preceding the closing date. No payment shall be made for any other account. Payment under this subparagraph shall be one hundred percent (100%) in cash on the closing date. In no event shall the purchase price relate to more than one active PIN per pager in service there shall be no additional payment or other multiple PIN arrangements.

         (iii) The parties shall act to conclude the purchase as soon as practicable. MobileComm will be provided, in timely fashion, necessary access to Reseller's Subscriber and leased paging equipment records, including accounts receivable and aged balances, and other materials it requests in order to verify the value and status of the accounts and equipment. During the transfer period, the parties will continue to provide Service to the Subscribers in due course, and will do noting to diminish Reseller's Subscriber account base.

(g) In the event this Agreement shall terminate for reasons not otherwise provided for in this Article XIII and such termination not be the result of MobileComm's default or an election of MobileComm, MobileComm shall within ninety (90) days of such termination notify the Reseller of its intention to purchase the subscriber accounts and leased equipment based upon the same terms and conditions as set forth per Article XIII(b)(i), (ii), and (iii). (iv) Notwithstanding the above, MobileComm shall not have the right to purchase any subscriber accounts and leased equipment if notice of non-renewal is given by MobilComm in accordance with Article III.

(h) In the event of any assumption by, purchase by, or transfer to MobileComm of Reseller's Subscriber accounts under this Article XIII, neither Reseller nor any principal, director, owner, employer, agent, majority stockholder nor any affiliate or successor corporation or successor entity of Reseller, or employees of same, shall solicit the Subscriber accounts, for as long as they remain on MobileComm's system, in an effort to subscribe such accounts to any identical or similar services for a period of one (1) year from such assumption, transfer, or purchase.

(i) The terms and provisions of this Article shall survive termination of this Agreement.

                                 ARTICLE XIV
                                MISCELLANEOUS

(a) Tariffs. Subject to the provisions of Article IV(f), in the event that any of the Services or the charges made therefore are currently subject, or at any time become subject, to any regulation or tariff, then the terms and conditions of this Agreement, including the charges set forth in Exhibit 1, shall be deemed amended to conform to any conflicting terms and conditions in effect under such regulation or tariff; provided, however, that all non-conflicting terms and conditions of this Agreement shall remain valid and effective.

(b) Applicable Law. The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia.

(c) Effects of Headings. Headings to articles and paragraphs of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

(d) Assignment or Transfer. No rights, control, or obligations hereunder, including Reseller's accounts with its Subscribers, shall be assigned or transferred, in whole or in part, which shall not be unreasonably withheld by Reseller to any person, firm, corporation or entity without the prior written consent of MobileComm: provided, however, Reseller may so transfer or assign its accounts with its Subscribers if MobileComm does not exercise any rights it might have to purchase same within the time provided for herein; and provided further, that MobileComm may assign, transfer, or transfer control of this Agreement, its Facilities, Nationwide Messaging Services, business, accounts and subscribers to any person, partnership, firm, corporation, or entity without the prior consent of Reseller.

(e) Non-Waiver. The waiver, express or implied, by either party, of any rights or of any failure to perform or breach by the other party shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach by the other party, whether of a similar or dissimilar nature.

(f) Parties Status. Reseller is an independent contractor. Neither party is authorized to act as an agent for, or legal representative of, the other party nor shall either party have authority to assume or create any obligation on behalf of, in the name of, or binding upon, the other party. Reseller shall not represent itself as an agent of MobileComm.


(g) Indemnification. Each party shall indemnify and hold the other harmless in the event of any claim, lawsuit or damages resulting from negligence, misconduct or breach by the indemnifying party. The indemnification shall include attorneys' fees. The indemnified party shall be able to participate in the defense of any claim or lawsuit.

(h) Notice. Except as otherwise provided in this Agreement, all notices required or permitted to be given shall be certified mail, postage prepaid, in any post office in the United States, where receipt thereof is confirmed and shall be addressed per the introductory paragraph of this Agreement, or may be sent by facsimile or by express courier. Either party may change its address by a notice given to the other party in the manner set forth above.
        All notices shall be effective upon receipt, except as otherwise provided herein.

        If to MobileComm:       MobileComm Nationwide Operations, Inc.
                                1800 East County Line Road
                                Ridgeland, MS 39157

        If to Reseller: Mercury Cellular Telephone Company
                        One Lakeshore Drive, CM Tower, Suite 1495
                        P.O. Drawer 3104
                        Lake Charles, LA 70602-3104

(i) Severability. If any part of this Agreement is for any reason declared invalid by court order or by order of any regulatory agency, the order shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated, and it is the intention of the parties that they would have executed the remaining portion of this Agreement without including any part or portion which may, for any reason, be declared invalid.

(j) Nonexclusive Arrangement. Reseller recognizes and agrees that MobileComm and its affiliates will be marketing and providing the Services to other resellers and/or entities and directly to Subscribers in the market areas covered herein. MobileComm may, at its sole discretion, add other Resellers into such market areas and directly solicit Subscribers in such market areas.

(k) Non-Conflict. Reseller warrants that no obligation provided for herein is in conflict with any other contractual obligation of Reseller with any third party.

(l) Force Majeure. MobileComm's performance under this Agreement shall be excused if non-performance is due to government orders, equipment failure, inability or delay in securing equipment, civil commotions, acts of nature, weather disturbances or adverse weather conditions, or other circumstances beyond MobileComm's reasonable control.

(m) Binding Effect. This Agreement and the rights and obligations of the parties shall inure to the benefit of and be binding upon any successor or assignee and any subsidiary, affiliate, agent, reseller or related entity.

(n) Remedies. Any breach of this Agreement will result in immediate and irreparable injury and will authorize recourse to injunction or specific performance; and will further authorize to all other legal or equitable remedies, subject to the terms of the following paragraph.

(o) Arbitration. If during the term of this Agreement any dispute arises as to its interpretation or enforcement, the parties shall try to resolve the dispute in a good faith, expeditious and amicable manner.
        If the parties are unsuccessful, however, the parties waive all rights to litigation and agree to submit the dispute to binding arbitration under the rules and regulations of the American Arbitration
        Association.  The site of
        the arbitration shall be MobileComm's offices in Jackson, Mississippi. Judgment shall be entered upon the arbitrator's award by petition to the appropriate court should award not be performed by the party against whom the award is rendered.

(p) Controlling Document. THE TERMS AND CONDITIONS OF THIS AGREEMENT SUPERSEDE ANY OTHER AGREEMENT BETWEEN THE PARTIES INCLUDING PRIOR OR CONTEMPORANEOUS REPRESENTATIONS OF SALES REPRESENTATIVES OR OTHER MOBILECOMM PERSONNEL, WHETHER ORAL OR WRITTEN, LATER-ISSUED PURCHASE ORDERS, ACCEPTANCES, CORRESPONDENCE AND SIMILAR DOCUMENTS. THE ONLY EXCEPTIONS ARE SUBSEQUENT AGREEMENTS EXECUTED ON MOBILECOMM-STANDARD PRINTED FORMS WITHOUT CHANGE, OR SUBSEQUENT AGREEMENTS WHICH ARE AT VARIANCE WITH THIS AGREEMENT WHICH ARE MADE IN WRITING AND SIGNED BY A DULY AUTHORIZED OFFICER OF MOBILECOMM AND A DULY AUTHORIZED OFFICER OF RESELLER AND WHICH ARE SPECIFICALLY DESIGNATED AS AN AMENDMENT HEREOF.

(q) Effective Date. The effective date of this Agreement shall be the date of execution by MobileComm's authorized officer. This Agreement shall be of no effect prior to such execution.

(r) Insurance. Both parties will at all times during the term of this Agreement keep in full force and effect liability insurance, including but not limited to errors and omissions coverage, applicable to Subscribers and to Services provided hereunder with limits of no less than One Hundred Thousand Dollars ($100,000) per occurrence. Within thirty (30) days of the effective date of this Agreement, Reseller shall provide MobileComm with a certificate or other acceptable evidence of such insurance, together with evidence of payment of all premiums.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

RESELLER                               MOBILECOMM NATIONWIDE OPERATIONS, INC.


Mercury Cellular Telephone Company
----------------------------------
Name of Reseller

By:   /s/ MIKE CLARK                   By:   /s/ GLYNN INGE
   -------------------------------        -------------------------------------
 Mike Clark
----------------------------------        -------------------------------------
Print Name                                    Print Name

Title:  V.P./General Manager           Title:
      ----------------------------           ----------------------------------

                    Nationwide Messaging Reseller Amendment


                                                                  Dated 12-30-92

                        NATIONWIDE MESSAGING RESELLER
                                  AMENDMENT


        For and in consideration of the promises contained herein and other good and valuable consideration, including the terms and conditions of this amendment, the Agreement ("Agreement") dated 12/19/94 between Mercury Cellular Telephone Company ("Reseller") and MobileComm Nationwide Operations, Inc. ("Carrier"), is hereby amended to add the attached Exhibit I to establish rates to be paid by Reseller for paging utilizing the 931.8875 Mhz frequency ("Nationwide Messaging"). This Exhibit only applies to such Nationwide messaging.

        For purposes of calculation of the quantities associated with the pricing set forth in the attached exhibit, each in-service local Number provided to Reseller by Carrier, Carrier's parent (Mobile Communications Corporation of America), or parent's subsidiaries (collectively "MobileComm"), by agreement between MobileComm and Reseller and not on 931.8875 Mhz ("local Number") shall be counted as one-sixth of a PIN, and each in-service PIN under the Agreement on 931.8875 Mhz ("Nationwide Messaging Services") shall be counted as one PIN. Provided, however, that subject to the terms and conditions of the Agreement, through December 31, 1994, Reseller shall be treated as having 1000 PINs in service on the Nationwide Messaging Services, irrespective of the actual quantity of PINs in service, for purposes of ascertaining pricing associated with quantities as reflected on the attached exhibit.

        After December 31, 1996 1000 PIN promotion referred to above shall expire and subject to the terms of the Agreement or other agreements between Reseller and MobileComm, in the event Reseller defaults in its obligations under such Agreement or agreements, or the number of local Numbers decreases below the number of local Numbers actually in service as of the date of execution of this Amendment (______local Numbers), the rates for Nationwide messaging shall be calculated solely based upon the actual Nationwide PINs in service until such time that: (1) any applicable default is cured, as permitted under the Agreement or agreement(s) between MobileComm and Reseller; and, (2) the number of local Numbers equals or exceeds the number of local Numbers in service at the time of the execution hereof (_______local Numbers), at which time Reseller's rates shall again be calculated based upon one-sixth of a PIN for each local Number in service and one PIN for each Nationwide PIN in service for purposes of pricing on the attached exhibit, beginning with the next applicable billing period.

        No other amendment is made to the Agreement except as set forth herein.

        Executed and Agreed this the 19th day of December, 1994.

      RESELLER                                       CARRIER

Mercury Cellular Telephone Company        MobileComm Nationwide Operations, Inc.
----------------------------------
    Name of Reseller

By:  /s/ MIKE CLARK                       By:  /s/ [ILLEGIBLE]
   -------------------------------           -----------------------------------
Signature                                          Signature

    MIKE CLARK
----------------------------------        --------------------------------------
Print Name                                         Print Name

    V.P./General Manager
----------------------------------        --------------------------------------
Title                                              Title

                                                             EXHIBIT 10.4


                     [MERCURY CELLULAR & PAGING LETTERHEAD]

                                                            April 10, 1995




Mr. Mike Brantley
Arch Nationwide Paging
5725 Buford Highway, Suite 102
Atlanta, GA 30340

         RE:     Arch Nationwide Paging Reseller Agreement

Dear Mike:

         Enclosed is the executed copy of the Reseller Agreement, along with Mercury's proposed stickers. We are sending a Purchase Order for an initial purchase of twenty (20) pagers to Eva.

         Thank you for your hard work. Let me know when you will be in the area.

                                        Sincerely,



                                        Stuart Hamilton
                                        Director of Research and Development

JSH/ph
Enclosure